Exhibit 10.51

Reaffirmation and Joinder of Security Agreement

REAFFIRMATION AND JOINDER OF SECURITY AGREEMENT

by and between Exyn Technologies, Inc. (Grantor) and Evergreen Capital Management, LLC (Secured Party)

Dated as of May 6, 2026

This REAFFIRMATION AND JOINDER OF SECURITY AGREEMENT (this “Reaffirmation”) is made and entered into as of May 6, 2026, by and between Exyn Technologies, Inc., a Delaware corporation (the “Grantor” or the “Company”), and Evergreen Capital Management, LLC (the “Secured Party”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Security Agreement (as defined below).

RECITALS

WHEREAS, the Grantor and the Secured Party are parties to that certain Security Agreement, dated as of April 30, 2026 (as in effect immediately prior to giving effect to this Reaffirmation, the “Existing Security Agreement”; and as supplemented and reaffirmed by this Reaffirmation, and as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantor granted to the Secured Party a continuing security interest in, and Lien on, the Collateral, to secure the timely payment and performance of the Obligations under the Loan Documents (including, as of the date of the Existing Security Agreement, the Senior Secured Convertible Promissory Note in the original principal face amount of $588,235.29 issued by the Grantor to the Secured Party on April 30, 2026 (the “Initial Note”));

WHEREAS, concurrently herewith, the Grantor and the Secured Party are entering into that certain First Amendment to Note and Warrant Purchase Agreement, dated as of May 6, 2026 (the “First Amendment”), pursuant to which, among other things, the Grantor is issuing to the Secured Party (i) a Senior Secured Convertible Promissory Note in the original principal face amount of $588,235.29 (the “Additional Note”), (ii) a Warrant to Purchase Common Stock (the “Additional Warrant”), and (iii) twenty-five thousand (25,000) shares of Common Stock as an equity kicker, in exchange for a cash purchase price of $500,000.00; and

WHEREAS, the Grantor desires to confirm and reaffirm the security interest granted under the Existing Security Agreement, and to expressly extend such security interest to secure the obligations of the Grantor under the Additional Note and the other Loan Documents, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. REAFFIRMATION AND CONFIRMATION OF SECURITY INTEREST

1.1. Reaffirmation. The Grantor hereby ratifies, confirms and reaffirms (a) the security interest in, and Lien on, the Collateral granted by the Grantor in favor of the Secured Party under the Existing Security Agreement, and (b) all of its obligations and undertakings under the Existing Security Agreement, in each case as continuing in full force and effect from and after the date hereof. The execution and delivery of this Reaffirmation, and the performance of the Grantor’s obligations hereunder, shall not constitute a novation, satisfaction, payment or termination of, or otherwise discharge, any of the Obligations, the Existing Security Agreement, or the security interest granted thereunder.

Reaffirmation and Joinder of Security Agreement

1.2. Extension to Additional Note. Without limiting the foregoing, the Grantor hereby acknowledges, confirms and agrees that the security interest in, and Lien on, the Collateral granted by the Grantor in favor of the Secured Party under the Existing Security Agreement shall, from and after the date hereof, secure the Obligations of the Grantor under, in respect of, or otherwise relating to, the Additional Note (and any replacement Note issued in respect thereof), in addition to the Obligations of the Grantor under the Initial Note and the other Loan Documents. References in the Existing Security Agreement to “the Note” shall hereafter mean and be a reference to, collectively, the Initial Note and the Additional Note (and any replacement Notes issued in respect of either thereof), and references to the “Loan Documents” shall include this Reaffirmation, the First Amendment, the Additional Note, the Additional Warrant and the other Transaction Documents executed in connection therewith.

1.3. Continuation of Perfection; Pari Passu. The Grantor and the Secured Party acknowledge and agree that (a) the financing statements (including the UCC-1 financing statements) heretofore filed in respect of the Existing Security Agreement (the “Existing Filings”) describe the Collateral broadly as “all assets of the Debtor, whether now owned or hereafter acquired,” or words of similar effect, and that the Existing Filings continue to perfect the Secured Party’s security interest in the Collateral with respect to the Obligations under the Initial Note, the Additional Note and the other Loan Documents, and (b) the Initial Note and the Additional Note are Pari Passu Indebtedness, and the security interest securing the Initial Note and the Additional Note shall rank pari passu inter se in accordance with Section 3.2 of the Security Agreement. The Grantor hereby irrevocably authorizes the Secured Party to file such additional or amended financing statements (including UCC-1 amendments or “UCC-3” amendments) as the Secured Party may reasonably deem necessary or desirable to confirm or continue the perfection or priority of the security interest granted under the Security Agreement with respect to the Obligations under the Additional Note.

1.4. Subordination Unaffected. This Reaffirmation, and the security interest reaffirmed and extended hereby, are in all respects subject to the Subordination Agreement and the priorities established thereby in favor of Western Alliance Bank. In the event of any inconsistency or conflict between this Reaffirmation (or the Security Agreement) and the Subordination Agreement, the Subordination Agreement shall control.

2.  REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants to the Secured Party, as of the date hereof, that: (a) each of the representations and warranties of the Grantor set forth in the Existing Security Agreement is true and correct in all material respects on and as of the date hereof, with the same effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (b) the Grantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Reaffirmation, and has obtained all necessary corporate authorizations to do so; (c) the execution, delivery and performance of this Reaffirmation does not violate or conflict with any agreement to which the Grantor is a party, including the Senior Bank Facility (as modified or supplemented by the Subordination Agreement); and (d) no Event of Default has occurred and is continuing under the Initial Note or any other Transaction Document.

Reaffirmation and Joinder of Security Agreement

3.  EFFECT ON SECURITY AGREEMENT

Except as expressly modified, supplemented or otherwise affected by this Reaffirmation, the Existing Security Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed in all respects by the parties hereto. From and after the date hereof, each reference in the Existing Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Security Agreement as supplemented and reaffirmed by this Reaffirmation.

4. MISCELLANEOUS

4.1. Governing Law; Jurisdiction. This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict-of-laws principles, except to the extent that the perfection or priority of the security interests granted under the Security Agreement is governed by the laws of any other jurisdiction. The parties submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada.

4.2. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REAFFIRMATION.

4.3. Amendments; Waivers. No provision of this Reaffirmation may be amended, modified or waived without the written consent of the Grantor and the Secured Party, and (to the extent that such amendment, modification or waiver would adversely affect Western Alliance Bank under the Subordination Agreement) Western Alliance Bank.

4.4. Severability. If any provision of this Reaffirmation is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

4.5. Successors and Assigns. This Reaffirmation shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; provided that the Grantor may not assign this Reaffirmation without the prior written consent of the Secured Party.

4.6. Counterparts; Electronic Signatures. This Reaffirmation may be executed in counterparts, and via electronic signature, each of which shall be deemed an original.

4.7. Loan Document. This Reaffirmation shall constitute a “Loan Document” under, and as defined in, the Security Agreement, and a “Transaction Document” under, and as defined in, the Purchase Agreement.

Reaffirmation and Joinder of Security Agreement

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Reaffirmation and Joinder of Security Agreement as of the date first written above.

GRANTOR:
Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet
Name:	Brandon Torres Declet
Title:	Chief Executive Officer
Date:	05/06/2026

SECURED PARTY:
Evergreen Capital Management, LLC

By:	/s/ Jeff Pazdro
Name:	Jeff Pazdro
Title:	Manager
Date:	05/06/2026